Billtrust Reports First Quarter 2022 Financial Results

•First quarter software and payments segment revenue up 16%; up 34% on an adjusted basis

•Reaffirms Full Year 2022 Financial Outlook

LAWRENCEVILLE, NJ, May 10, 2022 – BTRS Holdings Inc. ("Billtrust" or "the Company") (NASDAQ: BTRS), a B2B accounts receivable automation and integrated payments leader, today announced financial results for its first quarter ended March 31, 2022.

"Our great momentum continued in the first quarter, led by 16.3% year-over-year software and payments segment revenue growth and 33.6% adjusted software and payments growth," said Flint Lane, Founder and CEO of Billtrust. “Demand for our highly profitable accounts receivable product suite remains robust, and rapid adoption continues to drive strong results in our core software and payments segment.”

Financial Highlights for the First Quarter 2022, as Compared to the Same Period in 2021

GAAP Metrics

•Total revenue increased 8.8% year-over-year to $45.6 million, versus $41.9 million for the same period in 2021.
•Software and payments segment revenue increased 16.3% year-over-year to $29.9 million, compared to $25.7 million for the same period in 2021.
•Gross profit, excluding depreciation and amortization, increased 12.0% year-over-year to $26.7 million, compared to $23.9 million for the same period in 2021.
•Gross margin excluding depreciation and amortization expanded by 170 basis points to 58.6%, versus 56.9% for the same period in 2021, driven by improved operating leverage and an increasing mix of software and payments segment revenue.
•Net loss was $29.0 million, compared to $22.8 million for the same period in 2021.

Non-GAAP* and Key Operating Metrics
•Total Payment Volume (“TPV”), the dollar value of customer payment transactions that Billtrust processes on its platform during a particular period, increased by 45% year-over-year to $22.0 billion, up from $15.1 billion for the same period in 2021.
•Net revenue* increased 11.9% year-over-year to $37.0 million, up from $33.1 million for the same period in 2021; when the impact of the loss of a customer in Q1 2021, including the impact of the one-time accelerated deferred revenue, is excluded from our 2021 results for comparison purposes (“One-Time Customer Loss”), net revenue increased 24.4% year-over-year.
•Adjusted for the impact of the One-Time Customer Loss in Q1 2021, software and payments segment revenue increased 33.6% year-over-year to $29.9 million, compared to $22.4 million for the same period in 2021.
•Adjusted gross profit* increased 11.7% year-over-year to $27.2 million, compared to $24.3 million for the same period in 2021, and grew 29.5% when adjusted for the One-Time Customer Loss.
•Adjusted gross margin* declined 10 basis points year-over-year to 73.3%, versus 73.4% for the same period in 2021; when adjusted for the One-Time Customer Loss, adjusted gross margin expanded by 290 basis points compared to the same period in 2021.
•Adjusted EBITDA* was $(5.3) million, compared to $0.3 million for the same period in 2021; when adjusted for the One-Time Customer Loss, adjusted EBITDA for the same period in 2021 was $(3.0) million.
•Direct card revenue ("DCR")* was $4.9 million, compared to $2.9 million for the same period in 2021, due to increased penetration of card payments on our electronic payments processing platforms.

Recent Business Highlights

•Card payments remain a key driver of our strong financial performance: Q1 2022 direct card revenue* from card payments on our electronic payment processing platforms grew 68% year-over-year in the first quarter of 2022 to $4.9 million.
•Business Payments Network (BPN) growth was strong in Q1 2022 (BPN TPV +86% year-over-year). Expanding participation on both sides of the network remains a top priority: the recent additions of American Express and Coupa as BPN participants clearly demonstrate our progress.
•Our European business integration continued apace in Q1 2022.
•We exited the quarter with $153 million in cash, cash equivalents and marketable securities, no debt, and significant capital flexibility.

Full Year 2022 Outlook

Billtrust reiterates the following full year 2022 financial guidance, which was previously provided in March 2022:

•Total revenue in a range between $195 million and $207 million, including reimbursable costs revenue of $30 million to $36 million.
•Net revenue* between $165 million and $171 million, which at the midpoint of $168 million represents annual growth of approximately 28%.
•Software and payments segment revenue between $133 million and $139 million, which at the midpoint of $136 million represents annual growth of approximately 31%.
•Adjusted gross profit* between $121 million to $126 million, which at the midpoint of $123.5 million represents annual growth of 28%.
•Adjusted gross margin* between 73.2% to 73.8%, which at the midpoint of 73.5% represents annual expansion of 40 bps.
•Adjusted EBITDA* between $(14) million to $(16) million, which at the midpoint of ($15 million) represents (9%) adjusted EBITDA margin, or a year over margin expansion of 150 bps.

* Net revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA, and direct card revenue are Non-GAAP measures. An explanation of these measures and how they are calculated can be found under the heading “Non-GAAP Financial Measures” in the Company's Quarterly Report on Form 10-Q and in the attached reconciliations. Reconciliations of these Non-GAAP measures to the most directly comparable GAAP financial measures are included in the tables at the end of this press release. With respect to the Company's expectations under "Full Year 2022 Outlook" above, reconciliation of Non-GAAP adjusted gross profit, Non-GAAP adjusted gross margin, or Non-GAAP adjusted EBITDA to their comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to certain excluded items, such as charges related to stock-based compensation expenses, changes in fair value of contingent consideration related to an acquisition, and related tax effects, including non-recurring income tax adjustments.

Conference Call

The Company will host a conference call to discuss first quarter 2022 financial results today at 4:30 p.m. ET. Hosting the call will be Flint Lane, Founder and Chief Executive Officer, Steve Pinado, President, and Mark Shifke, Chief Financial Officer. The conference call will be available via webcast at investors.billtrust.com under the heading “News & Events.” To participate via telephone, please dial 877-300-8521 (toll free) or 412-317-6026 (international). Following the call, a replay of the webcast will be available on the Billtrust investor relations website. A telephonic replay will also be available for two weeks following the call by dialing 844-512-2921 (toll free) or 412-317-6671 (international) using conference ID 10166195.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections. For more information, visit Billtrust.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Billtrust’s financial guidance and forecasts of Billtrust’s financial and performance metrics, the potential benefits, value and the commercial attractiveness to its customers of Billtrust’s products and services, and Billtrust’s opportunity and ability to grow and scale its business and technology platform. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Billtrust. These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust's offerings; risks related to Billtrust's marketing and growth strategies; risks related to expanding Billtrust's operations outside the United States; risks related to Billtrust's ability to acquire or invest in businesses, products, or technologies that may complement or expand its products or platforms, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on Billtrust’s future business; and the risks discussed in Billtrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release. Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change. However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

Some of the financial information contained in this press release has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Such financial information is identified as such within the press release. Billtrust believes that the use of these non-GAAP financial measures provides an additional tool for management and investors to use in evaluating Billtrust’s actual and projected financial condition and operating results and trends in and in comparing Billtrust’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Billtrust does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Billtrust’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and other amounts are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Billtrust presents non-GAAP financial measures in connection with GAAP results. Billtrust is not providing a reconciliation of its projected non-GAAP adjusted gross profit, non-GAAP adjusted gross margin and non-GAAP adjusted EBITDA, or non-GAAP direct card revenue for 2022 to the most directly comparable measure prepared in accordance with GAAP because such reconciliations are not meaningful or available without unreasonable effort as certain items are excluded from these non-GAAP measures, such as charges related to stock-based compensation expenses, changes in fair value of contingent consideration related to an acquisition, and related tax effects, including non-recurring income tax adjustments, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted. You should review Billtrust’s audited Consolidated Financial Statements and related notes in its Annual Report on Form 10-K for the year ended December 31, 2021, unaudited interim reports, including its Quarterly Report on Form 10-Q for the three months ended March 31, 2022, and the other financial information included in other documents of Billtrust filed, or to be filed, with the SEC.

•Net revenue (non-GAAP) is defined as total revenues less reimbursable costs revenue. Reimbursable costs revenue consists primarily of amounts charged to customers for postage (with an offsetting amount recorded as a cost of revenue) which we do not consider internally when monitoring operating performance.

•Adjusted gross profit (non-GAAP) is defined as total revenues less total cost of revenues, excluding depreciation and amortization, plus stock-based compensation expense included in total cost of revenues.

•Adjusted gross margin (non-GAAP) is defined as adjusted gross profit (non-GAAP) divided by total revenues less reimbursable costs revenue, or net revenue (non-GAAP).

•Adjusted EBITDA (non-GAAP) is defined as net loss, plus (1) income tax expense (benefit), (2) changes in the fair value of financial instruments that do not meet the criteria to be classified as equity, (3) interest expense and loss on extinguishment of debt, (4) depreciation and amortization, (5) stock-based compensation expense, (6) impairment, restructuring, and related costs, (7) acquisition and integration costs, (8) other capital structure transaction costs, and (9) other non-operating expense (income).

•Direct card revenue (non-GAAP) is defined as subscription, transaction, and services revenues, less revenues generated from segments other than software and payments (i.e. software and payments segment revenue), less software and payments segment transaction revenue unrelated to card processing and all subscription revenue. Direct card revenue (non-GAAP) includes variable transactional fee revenue associated with card payments on our electronic payments processing platforms.

Investor Contact:
John T. Williams
IR@billtrust.com

Media Contact:
Meredith Simpson
PR@billtrust.com

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:	(in thousands, except per share amounts)
Subscription, transaction, and services	$37,049	$33,119
Reimbursable costs	8,582	8,817
Total revenues	45,631	41,936
Cost of revenues:
Cost of subscription, transaction, and services	10,325	9,253
Cost of reimbursable costs	8,582	8,817
Total cost of revenues, excluding depreciation and amortization	18,907	18,070
Operating expenses:
Research and development	15,105	10,993
Sales and marketing	10,716	8,936
General and administrative	14,728	12,450
Depreciation and amortization	1,861	1,360
Impairment and restructuring	13,854	—
Total operating expenses	56,264	33,739
Loss from operations	(29,540)	(9,873)
Other income (expense):
Change in fair value of financial instruments	22	(9,995)
Interest expense and loss on extinguishment of debt	(1)	(2,942)
Other non-operating income	67	108
Total other income (expense)	88	(12,829)
Loss before income taxes	(29,452)	(22,702)
Income tax expense (benefit)	(425)	92
Net loss	$(29,027)	$(22,794)

Net loss per common share, basic and diluted	$(0.18)	$(0.16)
Weighted average common shares outstanding, basic and diluted	162,974	144,207

Selected Segment Information
(Unaudited)

	Three Months Ended March 31,
	Print	Software and Payments	All other	Consolidated
	(in thousands)
2022
Revenues:
Subscription and transaction	$4,241	$29,861	$—	$34,102
Services and other	—	—	2,947	2,947
Subscription, transaction, and services revenues	4,241	29,861	2,947	37,049
Reimbursable costs	8,582	—	—	8,582
Total revenues	$12,823	$29,861	$2,947	$45,631

Segment revenues growth vs. prior year	(3.7)%	16.3%	0.4%	8.8%
Segment revenues growth vs. prior year, adjusted for One-Time Customer Loss	(3.7)%	33.6%	0.4%	18.2%

2021
Revenues:
Subscription and transaction	$4,498	$25,685	$—	$30,183
Services and other	—	—	2,936	2,936
Subscription, transaction, and services revenues	4,498	25,685	2,936	33,119
Reimbursable costs	8,817	—	—	8,817
Total revenues	$13,315	$25,685	$2,936	$41,936
Less: Segment revenues from One-Time Customer Loss	—	3,333	—	3,333
Adjusted segment revenues from One-Time Customer Loss	$13,315	$22,352	$2,936	$38,603

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cash flows from operating activities:
Net loss	$(29,027)	$(22,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,861	1,360
Provision for bad debts	(29)	54
Impairments of fixed assets	3,649	—
Loss on extinguishment of debt and amortization of debt discount	—	2,799
Impairments and reduction in carrying amount of operating lease right-of-use assets	10,663	—
Stock-based compensation expense	6,078	8,826
Change in fair value of financial instruments and other expenses	8	9,995
Change in fair value of contingent consideration	133	—
Deferred income taxes	(430)	92
Changes in assets and liabilities:
Accounts receivable	(2,694)	(3,743)
Prepaid expenses	(3,680)	(3,382)
Deferred implementation and commission costs	306	132
Other assets (current and non-current)	1,053	1,512
Accounts payable	(1,413)	668
Accrued expenses and other	(4,679)	(2,730)
Operating lease liabilities	(774)	—
Deferred revenue	(1,782)	(2,604)
Other liabilities (current and non-current)	629	(102)
Net cash used in operating activities	(20,128)	(9,917)
Cash flows from investing activities:
Purchases of marketable securities	(39)	(25,000)
Purchases of property and equipment	(454)	(503)
Purchase of business, net of acquired cash	(59,456)	—
Net cash used in investing activities	(59,949)	(25,503)
Cash flows from financing activities:
Payments on borrowings	—	(44,663)
Business Combination and PIPE financing	—	349,638
Payments of equity issuance costs	—	(19,936)
Debt extinguishment costs	—	(1,565)
Payment of deferred purchase price	(557)	—
Change in customer funds payable	(3,156)	261
Payments on finance leases	(23)	(65)
Proceeds from common stock issued	845	2,032
Taxes paid on net share issuance of stock-based compensation	(49)	(4,013)
Net cash provided by (used in) financing activities	(2,940)	281,689
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	30	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	(82,987)	246,269
Cash, cash equivalents, and restricted cash, beginning of period	212,809	38,843
Cash, cash equivalents, and restricted cash, end of period	$129,822	$285,112

Summary of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$107,839	$261,013
Customer funds	19,385	21,185
Restricted cash (included in other current assets)	2,598	2,914
Total cash, cash equivalents, and restricted cash	$129,822	$285,112

Cash and cash equivalents	$107,839	$261,013
Marketable securities	$45,156	$45,117
Total cash, cash equivalents and marketable securities	$152,995	$306,130

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended March 31,		Increase
	2022	2021	(decrease)
	(in thousands)
Total revenues	$45,631	$41,936	8.8%
Less: Reimbursable costs revenue	8,582	8,817
Net revenue (non-GAAP)	$37,049	$33,119	11.9%
Less: net revenue from One-Time Customer Loss	—	3,333
Net revenue (non-GAAP), excluding One-Time Customer Loss	37,049	29,786	24.4%

Total revenues	$45,631	$41,936
Less: Cost of revenue, excluding depreciation and amortization	18,907	18,070
Gross profit, excluding depreciation and amortization	26,724	23,866	12.0%
Add: Stock based compensation expense	438	443
Adjusted gross profit (non-GAAP)	27,162	24,309	11.7%
Less: gross profit from One-Time Customer Loss	—	3,333
Adjusted gross profit (non-GAAP), excluding One-Time Customer Loss	27,162	20,976	29.5%

Gross margin, excluding depreciation and amortization	58.6%	56.9%
Adjusted gross margin (non-GAAP)	73.3%	73.4%
Adjusted gross margin (non-GAAP), excluding One-Time Customer Loss	73.3%	70.4%

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Net loss	$(29,027)	$(22,794)
Income tax expense (benefit)	(425)	92
Change in fair value of financial instruments	(22)	9,995
Interest expense and loss on extinguishment of debt	1	2,942
Depreciation and amortization	1,861	1,360
Stock-based compensation expense	6,078	8,826
Impairment, restructuring, and related costs	14,054	6
Acquisition and integration costs	2,234	—
Other capital structure transaction costs	—	—
Other non-operating income	(67)	(108)
Adjusted EBITDA (non-GAAP)	$(5,313)	$319
Less: gross profit from One-Time Customer Loss	—	3,333
Adjusted EBITDA (non-GAAP), excluding One-Time Customer Loss	$(5,313)	$(3,014)

Adjusted EBITDA margin (non-GAAP)	(14.3)%	1.0%
Adjusted EBITDA margin (non-GAAP), excluding One-Time Customer Loss	(14.3)%	(10.1)%

Reconciliation of Full Year 2022 Outlook (Mid-point)
(in thousands)

Total revenues	$201,000
Less: Reimbursable costs revenue	33,000
Net revenue (non-GAAP)	$168,000

Adjusted EBITDA (non-GAAP)	$(15,000)

Adjusted EBITDA Margin (non-GAAP)	(8.9)%

Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

Three Months Ended March 31,
(in thousands)
2022
Subscription, transaction, and services revenues	$37,049
Less: Non-software and payments segment revenue	7,188
Software and payments segment revenue	29,861
Less: Software and payments segment revenue excluding direct card revenue (non-GAAP)	24,966
Direct card revenue (non-GAAP)	$4,895

2021
Subscription, transaction, and services revenues	$33,119
Less: Non-software and payments segment revenue	7,434
Software and payments segment revenue	25,685
Less: Software and payments segment revenue excluding direct card revenue (non-GAAP)	22,770
Direct card revenue (non-GAAP)	$2,915

Direct card revenue (non-GAAP) growth	68%
Software and payments (ex-DCR) (non-GAAP) revenue growth	10%

Reconciliation of GAAP to Non-GAAP Financial Information Excluding Stock-Based Compensation Expense
(Unaudited)

Three Months Ended March 31, 2022 and 2021

	GAAP		Non-cash expenses[1]		Non-GAAP Excluding Non-cash Expenses[1]
	2022	2021	2022	2021	2022	2021
Revenues:	(in thousands)
Subscription, transaction, and services	$37,049	$33,119	$—	$—	$37,049	$33,119
Reimbursable costs	8,582	8,817	—	—	8,582	8,817
Total revenues	45,631	41,936	—	—	45,631	41,936
Cost of revenues:
Cost of subscription, transaction, and services	10,325	9,253	438	443	9,887	8,810
Cost of reimbursable costs	8,582	8,817	—	—	8,582	8,817
Total cost of revenues, excluding depreciation and amortization	18,907	18,070	438	443	18,469	17,627
Operating expenses:
Research and development	15,105	10,993	1,225	1,222	13,880	9,771
Sales and marketing	10,716	8,936	754	1,332	9,962	7,604
General and administrative	14,728	12,450	3,661	5,829	11,067	6,621
Depreciation and amortization	1,861	1,360	1,861	1,360	—	—
Impairment and restructuring	13,854	—	13,854	—	—	—
Total operating expenses	56,264	33,739	21,355	9,743	34,909	23,996
Loss from operations	(29,540)	(9,873)	21,793	10,186	(7,747)	313
Other income (expense):
Change in fair value of financial instruments	22	(9,995)	—	—	22	(9,995)
Interest expense and loss on extinguishment of debt	(1)	(2,942)	—	—	(1)	(2,942)
Other non-operating income	67	108	—	—	67	108
Total other income (expense)	88	(12,829)	—	—	88	(12,829)
Loss before income taxes	(29,452)	(22,702)	21,793	10,186	(7,659)	(12,516)
Income tax expense (benefit)	(425)	92	—	—	(425)	92
Net loss	$(29,027)	$(22,794)	$21,793	$10,186	$(7,234)	$(12,608)

1 Non-cash expenses include stock-based compensation expense, depreciation and amortization expense, and impairment and restructuring expense.